Exhibit 99.1

Contact:	Dennis M. Fink
Director, Investor Relations
(617) 342-6244

FOR IMMEDIATE RELEASE

CABOT ANNOUNCES SECOND QUARTER OPERATING RESULTS
EPS $0.54 versus $0.33

BOSTON, MA (April 27, 2004) — Cabot Corporation (CBT/NYSE) today announced earnings of $37 million ($0.54 per diluted common share) for the second quarter ended March 31, 2004, compared with $23 million ($0.33 per diluted common share) for the year ago quarter. These results contain $1 million of after tax charges ($0.02 per diluted common share) from certain items and discontinued operations recorded in the second quarter ended March 31, 2004, compared with $15 million of after tax charges ($0.21 per diluted common share) for the year ago quarter. Details concerning charges from certain items and discontinued operations, which are not included in the business segment results discussed later in this release, are included in Exhibit I to this press release.

     Kennett F. Burnes, Cabot’s Chairman and CEO, said, “I am very pleased with the financial results for the quarter, which reflect strengthening demand across the businesses and an increased contribution from the “excellence” initiatives which we began implementing last year

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to improve our overall operating performance. The results for the quarter also reflect encouraging progress in our inkjet colorants and cesium formate businesses.”

     Chemical Business - For the quarter ended March 31, 2004, the Chemical Business segment reported an 87% increase in year over year segment profit, from $23 million in the second quarter of fiscal year 2003 to $43 million in the second quarter of fiscal year 2004. Within the Chemical Business segment, carbon black’s profit was $13 million higher than the same quarter last year. This improvement resulted from stronger volumes, lower controllable costs, and positive currency translation of foreign earnings, which more than offset the variable margin decline due to lower prices and higher feedstock costs. The sequential quarter profit improvement of $12 million was due to stronger demand, lower feedstock costs, and positive currency translation. These favorable items more than offset a decrease in prices and higher administrative costs.

     In the second quarter, profits in Cabot’s fumed metal oxides business were $7 million higher than the same quarter last year and $3 million higher than the first quarter of fiscal 2004. When compared to the second quarter of fiscal 2003, improved volumes and lower raw material and administrative costs were partially offset by price erosion in niche products. Sequentially, profits improved primarily due to higher volumes.

     During the second quarter, the inkjet colorants business continued to deliver strong growth in the OEM and after-market segments. The business also began shipping commercial product to a second OEM for use in a printer anticipated to be launched later this calendar year.

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     Sales volumes for this business were 61% higher in the second quarter of fiscal 2004 than in the same quarter last year and 34% higher sequentially. Inkjet profits doubled compared to each of the same quarter last year and the first quarter of fiscal 2004, as volume improvement more than offset increased costs to support both higher sales activity and the business’s development programs.

     Supermetals Business - In the second quarter of fiscal 2004, the Cabot Supermetals Business earned $16 million of segment profit, which was $20 million less than the same period last year, due primarily to lower intermediate product sales following the expiration of certain contracted sales at the end of the last fiscal year. This decline was partially offset by lower operating costs and stronger market demand. Sequentially, segment profit was $5 million less than the first quarter of 2004 primarily due to the timing of shipments to contract customers.

     Specialty Fluids Business - In the second quarter of fiscal 2004, Cabot Specialty Fluids successfully completed its first job under its agreement with Statoil. Primarily as a result of higher volumes associated with the completion of this job, the business reported a $3 million profit in the quarter, representing a $4 million increase from the second quarter of 2003 and a $5 million increase compared to the first quarter of fiscal 2004.

     With respect to the future, Burnes said, “We are encouraged by the strengthening global economy, which, when combined with the progress of our “excellence” initiatives and recent developments in the cesium formate and inkjet colorants businesses, should provide us with opportunities to build upon our current strong performance despite continued high raw material costs.”

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     For those interested in more detailed information on Cabot’s Second Quarter 2004 results, please see the Supplemental Business Information available today on the Company’s website in the Investor Relations section: http://w3.cabot-corp.com/earnings.cfm.

     Cabot Corporation is a global specialty chemicals and materials company headquartered in Boston, MA. Cabot’s major products are carbon black, fumed silica, inkjet colorants, capacitor materials, and cesium formate drilling fluids.

Forward-Looking Information: Included above are forward-looking statements relating to management’s expectations regarding future profits, new business growth, the Company’s product development program and the possible achievement of the Company’s financial goals. Actual results may differ materially from the results anticipated in the forward-looking statements included in this press release due to a variety of factors, including domestic and global economic conditions, such as market supply and demand, prices and costs and availability of raw materials; fluctuations in currency exchange rates; patent rights of others; stock market conditions; the timely commercialization of products under development by the Company (which may be disrupted or delayed by technical difficulties, market acceptance, competitors’ new products, as well as difficulties in moving from the experimental stage to the production stage); the Company’s ability to successfully manage acquisitions; demand for our customers’ products; competitors’ reactions to market conditions; the accuracy of the assumptions used by the Company in establishing a reserve for its share of liability for respirator claims; and the outcome of pending litigation and governmental investigations. Other factors and risks are discussed in the Company’s 2003 Annual Report on Form 10-K.

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Second Quarter Earnings Announcement, Fiscal 2004

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended March 31	Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)	2004	2003	2004	2003
SALES
Chemical Business	$399	$352	$750	$661
Supermetals Business	85	107	172	203
Specialty Fluids	9	3	10	5

Segment sales (A)	493	462	932	869
Unallocated and other (B)	7	4	14	7

Net sales and other operating revenues	$500	$466	$946	$876

SEGMENT PROFIT (LOSS)
Chemical Business	$43	$23	$70	$47
Supermetals Business	16	36	37	68
Specialty Fluids	3	(1)	1	(2)

Total Segment Profit (C)	62	58	108	113
Interest expense	(7)	(7)	(15)	(14)
General unallocated income (expense) (D)	(3)	(20)	(2)	(22)
Less: Equity in net income of affiliated companies, net of tax	(1)	(1)	(3)	(2)

Income from continuing operations before income taxes	51	30	88	75
Provision for income taxes	(13)	(6)	(21)	(17)
Equity in net income of affiliated companies, net of tax	1	1	3	2
Minority interest in net income, net of tax	(3)	(2)	(4)	(3)

Net income from continuing operations	36	23	66	57
Discontinued operations:
Income from operations of discontinued business, net of tax (E)	1	—	—	—
Net income	37	23	66	57
Dividends on preferred stock	(1)	(1)	(2)	(2)

Net income available to common shares	$36	$22	$64	$55

Diluted earnings per share of common stock
Net income from continuing operations	$0.53	$0.33	$0.96	$0.81
Income from operations of discontinued business (E)	$0.01	$—	$—	$—

Net income	$0.54	$0.33	$0.96	$0.81

Weighted average common shares outstanding
Diluted (F)	69	70	69	70

(A)	Segment sales for certain operating segments within the Chemical Business include 100% of sales of one equity affiliate and transfers of materials at cost and at market-based prices.

(B)	Unallocated and other reflects an elimination for sales of one equity affiliate offset by royalties paid by equity affiliates and external shipping and handling costs.

(C)	Segment profit is a measure used by Cabot’s operating decision-makers to measure consolidated operating results and assess segment performance. Segment profit includes equity in net income of affiliated companies, royalties paid by equity affiliates, minority interest and allocated corporate costs.

(D)	General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income, and the certain items listed in Exhibit I.

(E)	Income represents settlement of litigation related to a previously divested business, net of tax.

(F)	Commencing in Fiscal 2004, Cabot has adjusted its calculation of fully diluted shares outstanding to reflect the number of shares the Company could repurchase with the assumed proceeds from restricted stock awards under the Company’s Long Term Incentive Program. Prior periods have not been adjusted because the adjustment would not have been material.

Second Quarter Earnings Announcement, Fiscal 2004

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended March 31	Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)	2004	2003	2004	2003
Net sales and other operating revenues	$500	$466	$946	$876
Cost of sales	369	339	708	632

Gross profit	$131	$127	$238	$244

Selling and administrative expenses	58	58	109	110
Research and technical expenses	13	12	25	24

Income from operations	$60	$57	$104	$110
Other income and expense
Interest and dividend income	1	1	3	2
Interest expense	(7)	(7)	(15)	(14)
Other income (expense) (C)	(3)	(21)	(4)	(23)

Total other income and expense	(9)	(27)	(16)	(35)

Income from continuing operations before income taxes	51	30	88	75

Provision for income taxes	(13)	(6)	(21)	(17)
Equity in net income of affiliated companies, net of tax	1	1	3	2
Minority interest in net income, net of tax	(3)	(2)	(4)	(3)

Net income from continuing operations	36	23	66	57
Discontinued operations:
Income from operations of discontinued business, net of tax (A)	1	—	—	—
Net income	37	23	66	57
Dividends on preferred stock	(1)	(1)	(2)	(2)

Net income available to common shares	$36	$22	$64	$55

Diluted earnings per share of common stock
Net income from continuing operations	$0.53	$0.33	$0.96	$0.81
Income from operations of discontinued business (A)	$0.01	$—	$—	$—

Net income	$0.54	$0.33	$0.96	$0.81

Weighted average common shares outstanding
Diluted (B)	69	70	69	70

(A)	Income represents settlement of litigation related to a previously divested business, net of tax.

(B)	Commencing in Fiscal 2004, Cabot has adjusted its calculation of fully diluted shares outstanding to reflect the number of shares the Company could repurchase with the assumed proceeds from restricted stock awards under the Company’s Long Term Incentive Program. Prior periods have not been adjusted because the adjustment would not have been material.

(C)	In Fiscal 2003, the balance includes $22 million of investment impairment charges as listed in Exhibit 1.

Second Quarter Earnings Announcement, Fiscal 2004

CABOT CORPORATION CONDENSED CONSOLIDATED FINANCIAL POSITION

	March 31,	September 30,
	2004	2003
In millions	(unaudited)
Current assets	$1,179	$1,111
Net property, plant and equipment	911	913
Other non-current assets	300	284

Total assets	$2,390	$2,308

Current liabilities	$343	$352
Non-current liabilities	900	877
Stockholders’ equity	1,147	1,079

Total liabilities and stockholders’ equity	$2,390	$2,308

Working capital	$836	$759

CABOT CORPORATION

	Fiscal 2003					Fiscal 2004
In millions,
except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY
Sales
Chemical Business	$309	$352	$366	$345	$1,371	$351	$399			$750
Supermetals Business	96	107	92	96	390	87	85			172
Specialty Fluids	2	3	6	5	15	1	9			10

Segment Sales (A)	407	462	464	446	1,776	439	$493			932
Unallocated and other (B)	3	4	4	5	19	7	7			14

Net sales and other operating revenues	$410	$466	$468	$451	$1,795	$446	$500			$946

Segment Profit (Loss)
Chemical Business	$24	$23	$30	$11	$88	$27	$43			$70
Supermetals Business	32	36	14	27	108	21	16			37
Specialty Fluids	(1)	(1)	(1)	1	(2)	(2)	3			1

Total segment profit (loss) (C)	55	58	43	39	194	46	$62			108
Interest expense	(7)	(7)	(7)	(7)	(28)	(7)	(7)			(15)
General unallocated income (expense) (D)	(2)	(20)	(48)	3	(67)	—	(3)			(2)
Less: Equity in net income of affiliated companies, net of tax	(1)	(1)	(2)	(2)	(5)	(2)	(1)			(3)

Income (loss) from Continuing Operations before income taxes	45	30	(14)	33	94	37	51			88
(Provision) benefit for income taxes	(11)	(6)	6	(7)	(17)	(8)	(13)			(21)
Equity in net income of affiliated companies, net of tax	1	1	2	2	5	2	1			3
Minority interest in net income, net of tax	(2)	(2)	(2)	(1)	(7)	(1)	(3)			(4)

Income (Loss) from Continuing Operations	33	23	(8)	27	75	30	36			66
Discontinued Operations
Income (Loss) from Operations of Discontinued Businesses, net of income taxes (E) (F)	—	—	3	2	5	(1)	1			—

Net Income (Loss)	33	23	(5)	29	80	29	37			66
Dividends on preferred stock	(1)	(1)	—	(1)	(3)	(1)	(1)			(2)

Net income (loss) available to common shares	$32	$22	($5)	$28	$77	$28	$36			$64

Diluted earnings per share of common stock
Net income (loss) from Continuing Operations	$0.48	$0.33	$(0.14)	$0.38	$1.08	$0.43	$0.53			$0.96
Income (Loss) from Operations of Discontinued Businesses (E) (F)	—	—	0.05	0.02	0.06	(0.01)	0.01			—

Total	$0.48	$0.33	$(0.09)	$0.40	$1.14	$0.42	$0.54			$0.96

Weighted average common shares outstanding
Diluted (G)	70	70	59	70	70	68	69			69

(A)	Segment sales for certain operating segments within the Chemical Business include 100% of sales of one equity affiliate and transfers of materials at cost and at market-based prices.

(B)	Unallocated and other reflects an elimination for sales for one equity affiliate offset by royalties paid by equity affiliates and external shipping and handling costs.

(C)	Segment profit is a measure used by Cabot’s operating decision-makers to measure consolidated operating results and assess segment performance. Segment profit includes equity in net income of affiliated companies, royalties paid by equity affiliates, minority interest and allocated corporate costs.

(D)	General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income and certain items.

(E)	Additional income in Fiscal 2003 related to insurance recoveries for discontinued businesses, net of tax.

(F)	Amounts in Fiscal 2004 relate to litigation related to a previously divested business, net of tax.

(G)	Commencing in Fiscal 2004, Cabot has adjusted its calculation of fully diluted shares outstanding to reflect the number of shares the Company could repurchase with the assumed proceeds from restricted stock awards under the Company’s Long Term Incentive Program. Prior periods have not been adjusted because the adjustment would not have been material.

Second Quarter Earnings Announcement, Fiscal 2004

CABOT CORPORATION CERTAIN ITEMS AND RESULTS FROM DISCONTINUED OPERATIONS — Exhibit I

The following table delineates Cabot’s net income and provides detail of certain items and results from discontinued operations for the second quarter of fiscal 2004 and 2003 in both million dollars pre-tax and cents per share after tax.

Periods ended March 31	Three Months				Six Months
Dollars in million pre-tax, except as noted	2004	2004	2003	2003	2004	2004	2003	2003
(unaudited)	$	per share	$	per share	$	per share	$	per share
Net Income	$37	$0.54	$23	$0.33	$66	$0.96	$57	$0.81

Certain items and discontinued operations:
Restructuring initiatives	(2)	(0.02)	(1)	(0.01)	(3)	(0.03)	(1)	(0.01)
Investment impairment charges	—	—	(22)	(0.21)	—	—	(22)	(0.21)
Insurance recoveries	—	—	1	0.01	—	—	1	0.01
Other non-operating items	(1)	(0.01)	—	—	(1)	(0.01)	—	—

Subtotal of certain items	(3)	(0.03)	(22)	(0.21)	(4)	(0.04)	(22)	(0.21)
Discontinued operations	1	0.01	—	—	—	—	—	—

Total certain items and discontinued operations pre-tax	(2)	(0.02)	(22)	(0.21)	(4)	(0.04)	(22)	(0.21)

Total certain items and discontinued operations after tax	$(1)	$(0.02)	$(15)	$(0.21)	$(3)	$(0.04)	$(15)	$(0.21)

The following table delineates certain items as represented in the various lines in Cabot’s Statement of Operations for the three and six months ended March 31, 2004 and 2003.

Periods ended March 31	Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)	2004	2003	2004	2003
Statement of Operations Line Item
Cost of sales	$(1)	$—	$(2)	$—
Selling and administrative expenses	(1)	—	(1)	—
Other (charges) income	(1)	(22)	(1)	(22)

Total certain items pre-tax	$(3)	$(22)	$(4)	$(22)